UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2006 (May 3, 2006)

GENERAL DYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

The discussion set forth below in Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2006, General Dynamics announced the election of L. Hugh Redd, 48, as senior vice president and chief financial officer, effective June 1, 2006. Mr. Redd will succeed Michael J. Mancuso, who is retiring.

Mr. Redd has been vice president and controller of General Dynamics Land Systems since 2000. He joined General Dynamics in 1986 as a senior financial analyst and became a senior tax administrator at the corporation’s headquarters in 1989. He was promoted to the position of director—treasury planning and analysis in 1994 and staff vice president and assistant treasurer in 1998. Prior to joining General Dynamics, Mr. Redd worked in the tax department of Arthur Andersen from 1983 to 1986. He holds a bachelor’s degree in accounting from Brigham Young University and a Master of Professional Accountancy in Tax Accounting from the University of Texas.

Mr. Redd will receive an initial annual base salary of $410,000. He will also receive a grant of shares of restricted stock and options to purchase shares of common stock of the company with a combined value at grant of $560,000. Mr. Redd will be eligible to receive a performance-based bonus, long-term equity grants, and other benefits generally available to other executive officers of the company.

The company will enter into a severance protection agreement with Mr. Redd, effective June 1, 2006. The company has entered into similar severance protection agreements with other executive officers and key employees. The agreement will provide that Mr. Redd is entitled to payments and benefits if his employment is terminated by the company without cause or by Mr. Redd by reason of a constructive termination in connection with or within 24 months after a change of control of the company. Generally, these benefits will include payment of all accrued compensation, a severance payment equal to 2.99 times his annual salary and bonus, continuation in welfare benefit programs for 36 months, an additional 36 months service credit for purposes of qualifying for post-retirement health and welfare benefits, payout of certain retirement benefits, and outplacement and tax and financial services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

By:	/s/ John W. Schwartz
John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: May 3, 2006

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